Exhibit 10.12

Transfer Agreement for Greenhouse

Party A: Harbin Hainan Kangda Cactus Hygienical Food Co., Ltd.

Party B: Beian Huashengnongfeng Planting Base

Under the principle of mutual support, mutual benefit and common development, Party A and Party B have entered into the following agreement:

1.               Part A transfers its greenhouse and related appurtenance within the Part B to part B in a lump. Total transferring accounts for 950,000 RMB

2.               Facilities and equipments have a good condition, doors and windows also have a good condition, the supply of water and electricity is normal.

3.               After the Party B received greenhouse from part A and confirm it have a good condition, Party B will take charge of all the accidents such as damage and being stolen.

4.               Payment style: Within three days after the subscription of this agreement, that is on Jan 16th,2006, party B will pay 250,000 RMB to Party A, on March 20th2006, party B will pay 300,000 RMB to Party A and on May 19th 2006, party B will pay 400,000 RMB to Party A.

This Contract is executed in two counterparts, one for each party. The Contract will enter into effect upon execution and seals of the both parties.

Party A: Harbin Hainan Kangda Cactus Hygienical Food Co., Ltd.

Authorized Representative (Sealed): Chengzhi Wang

Party B: Beian Huashengnongfeng Planting Base

Authorized Representative (Sealed): Hua Su

January 11, 2006